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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 21, 2002

Advanced Biotherapy, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-26323	95-0402415

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6355 Topanga Canyon Boulevard, Suite 510 Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 883-6716

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Item 5. OTHER EVENTS.

     The registrant published a press release on June 20, 2002, which reported that its Chief Executive Officer and President, Mr. Edmond Buccellato, was interviewed by the Wall Street Reporter. The content of that interview is available to be heard for approximately one week by logging-in at www.wallstreetreporter.com under “CEO Interviews.”

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Designation	Description of Exhibit
99.1	Press Release, dated June 20, 2002

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC. (Registrant)

Date: June 21, 2002	By: /s/ Edmond Buccellato
Edmond Buccellato, President and CEO

INDEX TO EXHIBITS

Exhibit	Description

99.1	Text of Press Release, dated June 20, 2002